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                                                                    EXHIBIT 99.4

                                     PROXY
                      Solicited by the Board of Directors


                               OFFICE DEPOT, INC.
              SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 27, 1997



    The undersigned holder of Common Stock of Office Depot, Inc. hereby appoints David I. Fuente and Barry J. Goldstein, and each of them, as the undersigned's Proxies, with power of substitution and revocation, acting together, or if only one is present and voting, then that one, to vote, as directed below, the shares of Common Stock of Office Depot, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. on Thursday, February 27, 1997 at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York, and all adjournments or postponements thereof, with all of the powers the undersigned would possess if present.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1

1. Approval of the merger of Marlin Acquisition Corp., a wholly-owned subsidiary of Staples, Inc., with and into Office Depot, Inc. and approval and adoption of a related Agreement and Plan of Merger.

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

                 (Continued and to be signed on reverse side.)
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    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the Proxies with respect to such other business as may properly come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

                                        MARK HERE FOR CHANGE OF ADDRESS AND
                                        PROVIDE AT LEFT / /

                                        MARK HERE IF YOU PLAN TO ATTEND
                                        MEETING / /

                                        PLEASE SIGN EXACTLY AS NAME APPEARS ON
                                        THIS PROXY. JOINT OWNERS SHOULD EACH
                                        SIGN. IF YOU ARE SIGNING AS A TRUSTEE,
                                        EXECUTOR OR IN ANOTHER REPRESENTATIVE
                                        CAPACITY, PLEASE GIVE FULL TITLE AS
                                        SUCH.

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                                        SIGNED

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                                        DATED

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